UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 10, 2024
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
On June 10, 2024, Yext, Inc., a Delaware corporation (“Yext”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hearsay Social, Inc., a Delaware corporation (“Hearsay”), Houston Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Yext (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of Hearsay’s stockholder (the “Stockholder Representative”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Hearsay (the “Merger”), with Hearsay surviving the Merger and becoming a wholly owned subsidiary of Yext (the “Surviving Corporation”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Yext will acquire Hearsay for a purchase price of $125 million in cash, subject to customary adjustments as set forth in the Merger Agreement (the “Closing Consideration”). Total cash subject to the Closing Consideration will be reduced by Hearsay employee equity awards assumed by Yext. Yext shall also offer participation rights to key employees and former founders and employees of Hearsay in a bonus pool of $20 million that can be settled in cash or Yext common stock and shall be subject to 100% vesting on the first anniversary of closing, generally subject to continued employment subject to customary exceptions for cause or good reason termination. In addition, subject to the terms of the Merger Agreement, Yext may also be required to pay additional contingent consideration of up to $75 million to Hearsay based on the achievement of certain milestones over a two-year period (the “Earnout Consideration”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Hearsay’s capital stock issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares) will be cancelled and extinguished and be converted automatically the right to receive, upon surrender of the certificate representing such shares, an amount determined by the liquidation preference of the respective share class in an amount totaling the Closing Consideration.

As part of the Merger, awards for restricted stock units of Hearsay will be assumed by Yext and converted to awards of Yext restricted stock units, and each holder of Hearsay equity awards prior to the Merger that continue in service with Yext after the Merger will become eligible to participate in an earnout bonus plan program generally reflecting the economic value of the additional contingent consideration to which shareholders are eligible. Additionally, Yext will assume an additional share reserve under its 2019 Equity Incentive Plan of reserved but unused shares in Hearsay’s equity plans, the final amount of which will be determined at closing.

The Earnout Consideration shall be payable based on achievement of certain annual recurring revenue targets. The targets shall be measured at the end of the first and second anniversaries of the first day of the first full month following the closing. The targets will be based on sale of certain eligible products. The Earnout Consideration may be settled in cash or Yext common stock (based on then current market price) at Yext’s election. Yext is also providing certain registration rights for the stock issued pursuant to the Earnout Consideration and the $20 million bonus pool referenced above.

The Closing is subject to the satisfaction of customary conditions, including, among others: (1) the absence of any statute, rule, regulation, executive order, decree, injunction or other legal or regulatory restraint preventing, (2) receipt of approvals from any Governmental Authority, (3) the accuracy of representations and warranties (subject to certain materiality qualifiers), (4) material performance of covenants, and (5) no occurrence of a material adverse effect with respect to Hearsay. Hearsay’s board of directors and requisite stockholders have approved the Merger.

Yext, Hearsay, and Merger Sub have made customary representations, warranties, and covenants in the Merger Agreement, including, among other things, covenants regarding the conduct of each Yext, Hearsay, and Merger Sub’s business prior to the Closing and the use of each parties’ respective reasonable best efforts to obtain required regulatory approvals for the Closing.

The Merger Agreement contains customary termination rights for both Yext and Hearsay including, but not limited to, (1) unanimous agreement by Yext and Hearsay and (2) if the Effective Time has not occurred by 90 days from signing, unless the terms of the Merger Agreement allow for either Yext or Hearsay to automatically extend the Closing to December 31, 2024. Yext may also unilaterally terminate the Merger Agreement if a Company Material Adverse Effect has occurred.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any financial or other factual information about Yext, Hearsay, or any other party to the Merger Agreement. There are representations, warranties, and covenants contained in the Merger Agreement that were made by the parties to each other as of specific dates. The representations, warranties, and covenants (1) were made only for purposes of the Merger Agreement and were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable, (2) may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and (3) may be subject to a contractual standard of materiality that is different from certain standards generally applicable to investors. Investors should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts regarding or condition of the parties or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement or earlier dates specified therein, which subsequent information may or may not be fully reflected in public disclosures by Yext. Accordingly, investors should read the Merger Agreement not in isolation but in conjunction with other information about Yext that is included in reports, statements and other filings made with the SEC by Yext.
Item 2.02.     Results of Operations and Financial Condition
On June 10, 2024, Yext will hold a conference call regarding its financial results for the first fiscal quarter ended April 30, 2024.
On June 10, 2024, Yext also issued a letter to its stockholders announcing its financial results for the first fiscal quarter ended April 30, 2024 (the “Stockholder Letter”). A copy of the Stockholder Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Yext is making reference to non-GAAP financial information in both the Stockholder Letter and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the Stockholder Letter, as attached to this Current Report on Form 8-K. Yext uses its Investor Relations page (http://investors.yext.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 7.01. Regulation FD Disclosure.

On June 10, 2024, Yext issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor will it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing, completion and effects of the Merger. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond Yext’s control and are difficult to predict, including, but not limited to, the ability to successfully complete the Merger on anticipated terms and timetable; the ability to successfully integrate and achieve expected benefits of the Merger; risk relating to any unforeseen liabilities of Hearsay.

The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those described in Yext’s Annual Report on Form 10-K for the period ended January 31, 2024, Yext’s most recent Quarterly Report on Form 10-Q and from time to time other filings with the SEC, which are available on the SEC’s website ( http://www.sec.gov ).

Stockholders of Yext are cautioned not to place undue reliance on Yext’s forward-looking statements, which speak only as of the date such statements are made. Yext does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger among Yext, Merger Sub, Hearsay, and the Stockholder Representative, dated as of June 10, 2024
99.1	Letter to Stockholders, dated June 10, 2024
99.2	Press Release, dated June 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Darryl Bond
Darryl Bond Chief Financial Officer (Principal Financial Officer)

Date: June 10, 2024